[" * * * " indicates that material has been deleted pursuant to a confidential treatment request and filed separately with the Commission]



                                                                    CONFIDENTIAL










                     TELECOMMUNICATIONS MARKETING AGREEMENT

                                  by and among

                                 TEL-SAVE, INC.

                             TEL-SAVE HOLDINGS, INC.

                                       and

                              AMERICA ONLINE, INC.

                                February 22, 1997

                                                                    CONFIDENTIAL






                     TELECOMMUNICATIONS MARKETING AGREEMENT


         This TELECOMMUNICATIONS MARKETING AGREEMENT, dated as of February 22, 1997, is made by and among: (i) America Online, Inc., a Delaware corporation ("AOL"), on the one hand, and (ii) Tel-Save, Inc., a Pennsylvania corporation ("TS"), and Tel-Save Holdings, Inc., a Delaware corporation ("Holdings"), on the other hand (each, a "party" and, collectively, the "parties"), with respect to the following:

         WHEREAS, AOL is in the business of providing online services to consumers in the United States;

         WHEREAS, TS is in the business of providing telecommunications services and is a wholly owned subsidiary of Holdings;

         WHEREAS, AOL and TS wish to enter into this Agreement whereby AOL will market telecommunications services to customers of AOL's online service under one or more brand names to be owned by it and TS will provide such services on the terms and subject to the conditions herein set forth; and

         WHEREAS, Holdings has agreed to guarantee all of the obligations of TS hereunder.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:




                                    ARTICLE I
                                   DEFINITIONS

                  A. Definitions.

         For purposes of this Agreement and in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                           1. "Actual  Services Costs" for any calendar  quarter
means the aggregate of the respective costs set forth in, and calculated in accordance with, Schedule A hereto in respect of the provision of Services during such calendar quarter.

                                                                    CONFIDENTIAL



                           2.  "Additional  Warrant"  shall have the meaning set
forth in Section X.B.2 hereof.

                           3. "Ad Values" at any time shall mean * * *

                           4.  "affiliate"  means,  with  respect to a specified
person, any other person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person, provided that, for purposes of this Agreement, "affiliate" shall not include natural persons.

                           5.   "Agreement"   means   this    Telecommunications
Marketing Agreement.

                           6. "AOL" has the meaning set forth in the preamble to
this Agreement.

                           7. "AOL Marks" means the service marks to be owned by
AOL under which the Services will be marketed, which are presently contemplated by the parties to include a reference to AOL's name and shall be as mutually agreed to in writing by the parties hereto.

                           8. "AOL  Performance  List" has the meaning set forth
in Section II.B.1.

                           9. "AOL Service" means AOL's online service  provided
to subscribers (including, without limitation, individuals and businesses) in the United States under the America Online(R) brand name, including, without limitation, electronic mail, conferencing, news, sports, weather and stock quotes, accessed by consumers through computers using AOL's proprietary software, as it exists on the date hereof and any online service provided by AOL or any of its affiliates that is a successor thereto or substitute therefor.

                           10.  "Applicable  Profit Percentage" for any calendar
quarter means the percentage of Pre-Tax Profit for such calendar quarter equal to:

                                   (a) for each quarter in which * * *, 50%; and

                                   (b) for each quarter in which * * *, 50% plus
                           an additional 2% for each * * *;

provided that in no event will the Applicable Profit Percentage exceed 70%.

                           11. "AT&T" means AT&T Corporation.

                           12.  "Checklist Items" are the items set forth in the
list attached as Schedule B hereto.

                           13.  "Commercial  Launch  Date"  means  the date upon
which AOL makes the Services generally available to subscribers of the AOL Service (i.e., to at least * * * % of the subscribers to the AOL Service).

                           14.  "Commercial  Mobile  Radio  Services"  means the
services defined as such, from time to time, by the Federal Communications Commission, including related features, functions and services.

                           15. "Dedicated CIC" means the carrier  identification
code (CIC) to be made available by TS for use in respect of the Services as provided herein.

                           16.  "Effective  Date" has the  meaning  set forth in
Section IX.A.1. hereof.

                           17. "End User" means,  during the Term,  any customer
of the Services or any part thereof and, after the Term, any such customer as of the last day of the Term so long as such customer continues as a customer of such Services.

                           18.  "Extension  Period"  shall have the  meaning set
forth in Section X.B.1 hereof.

                           19. "Gross  Revenues" for any calendar  quarter shall
mean * * *.

                           20. "Holdings" has the meaning set forth in the first
paragraph of this Agreement.

                           21.   "Initial   Launch   Period"  means  the  period
beginning at the end of the Test Launch Period and ending on the Commercial Launch Date.

                           22.  "Initial  Payment"  has the meaning set forth in
Section V.A.1.

                           23. "Internet Telephony" means voice service provided
or initiated over one or more data networks where the end user initiates a voice call to, or receives a voice call from, another party over one or more data networks using a modem or CODEC or over a data network interfacing with the public switched telephone network using a modem or CODEC.

                           24.  "Introductory  Period"  means  the * * *  period
starting a mutually agreed number of days prior to the anticipated Commercial Launch Date. The parties currently anticipate that the Commercial Launch Date will be no later than * * * , subject to adjustment from time to time upon the mutual consent of the parties or as otherwise provided herein.

                           25.  "Local  Telecommunications  Services"  means the
provision of telephone exchange service or exchange access, including related features, functions and services.

                           26. "Long Distance Telecommunications Services" means
intrastate telephone toll service, interstate telephone service and international telephone service, including private line service, and including related features, functions and services, as well as:

         Calling Card calls, meaning those calls billed to the customer account which has been established to allow for the use of an authorization code for direct dialed calls using any toll free number, 0+ access, or operator assisted calls using a service provider's calling card authorization platform for billing to the customer account at a later date.

         Operator Handled calls, meaning all calls where an operator or automated mechanized system provides the end user with the ability to place collect calls, calls billed to a third party, person to person, conference calling and operator assisted directory assistance, but not including party lines and off-line chat.

         Toll Free services, meaning inbound residential or business telephone services where the subscriber/recipient pays for all calls placed by callers dialing their subscribed number, and such calls are billed to the subscribing customer.

         Directory Assistance calls, meaning calls made by the customer to obtain names, addresses or phone numbers from a long distance directory assistance service.

                           27. "Marginable Revenues" means * * * .

                           28. "Multiplier  Adjustment Date" has the meaning set
forth in Section IV.E.1.

                           29.  "OBN"  means One  Better  Net or OBN,  TS's long
distance telecommunications network based on telecommunications switches owned or leased by TS or its affiliates.

                           30.  "Performance Lists" has the meaning set forth in
Section II.B.I.

                           31. "Pop-Up Ads" means * * * .

                           32. "Pre-Launch Period" means the period beginning on
the Effective Date and ending on the date AOL and TS begin testing the Services with approximately * * * testers.

                           33.  "Pre-Tax Profit" for any calendar quarter  means
* * * .

                           34.  "Quarterly  Payment  Amount" as to any  calendar
quarter means the Applicable Profit Percentage of the Pre-Tax Profit for such quarter.

                           35. "Quarterly  Shortfall Amount" has the meaning set
forth in Section V.B.1(b).

                           36. "Restricted  Services" means,  collectively,  (a)
Long Distance Telecommunications Services, (b) Local Telecommunications Services and (c) Commercial Mobile Radio Services, and, each, a "Restricted Service".

                           37. "RMG" means the remote managed gateway between TS
and AOL and related systems (or any similar system agreed to by the parties), including a high speed dedicated telecommunications line, developed by the parties pursuant to Section II.B hereof, for the purpose of providing End Users the ability, through screens and/or other functionality on the AOL Service, to access monthly and historical billing information and to transmit order information to TS.

                           38. * * * .

                           39. "Services" means the telecommunications services,
including the Restricted Services, provided, from time to time, pursuant to this Agreement by TS, as the carrier, and marketed by AOL as herein provided under the AOL Marks; * * * .

                           40. "Supplemental  Warrant" has the meaning set forth
in Section VI.A. hereof.

                           41.  "Term" means the period  commencing  on the date
hereof and ending on June 30, 2000, unless such period is extended or sooner terminated pursuant to Article X, in which event such period shall end at the termination date or the last day of the final extension, as the case may be.

                           42. "Test Launch  Period" means the period  beginning
at the end of the Pre-Launch Period and ending on the date AOL begins marketing the Services to approximately * * * of its subscribers.

                           43. "TS" has the meaning set forth in the preamble of
this Agreement.

                           44. "TS  Performance  List" has the meaning set forth
in Section II.B.1.

                           45.  "Unamortized Amount"  as of any  date  means * *
* .

                           46.  "Warrants"  has the meaning set forth in Section
VI.A. hereof.



                     AI ROLLOUT SCHEDULE; PERFORMANCE LISTS

                  A. Description of Rollout.

         This Article II sets out the process by which the parties will roll out the Long Distance Telecommunications Services described on Schedule C. With respect to such Long Distance Telecommunications Services, the parties will proceed through the following sequence of periods, leading to an anticipated Commercial Launch Date of * * * :

                           1.   Pre-Launch   Period  --  completion  of  initial
Checklist Item tasks and initial development of the Performance Lists (as further described below).

                           2. Test Launch Period -- testing of the Long Distance
Telecommunications Services with approximately * * * testers.

                           3.  Initial  Launch  Period --  marketing of the Long
Distance Telecommunications Services to approximately * * * % of AOL Service subscribers (with incremental ramp-up to * * * % of AOL Service subscribers).

                           4. Commercial Launch Date -- general  availability of
the Long Distance Telecommunications Services to AOL Service subscribers (i.e., to at least * * * % of the subscribers to the AOL Service).

         In addition, prior to the Commercial Launch Date, the parties will mutually establish the date for commencement of AOL's marketing obligations, (i.e., the beginning of the Introductory Period), which are further described in
Article III.

                  B. Pre-Launch Period.

                           1. During the Pre-Launch Period,  each of the parties
shall perform all of the Checklist Item tasks designated on Schedule B as being its responsibility during the Pre-Launch Period with respect to the Long Distance Telecommunications Services described in Schedule C. With respect to each task involving the development of a definition, procedure or standard, the responsible party shall generate a detailed written guideline that will be applicable to the appropriate party and will be set forth in a list of standards, procedures and/or obligations to be observed by such party (the "AOL Performance List" and the "TS Performance List", respectively, and together, the "Performance Lists"). Each such guideline set forth in the Performance Lists shall be subject to the mutual agreement of the parties, not to be unreasonably withheld. With respect to Checklist Item tasks that are designated on Schedule B as the joint responsibility of TS and AOL during the Pre-Launch Period, TS and AOL shall work jointly in good faith to develop the appropriate guidelines and to allocate responsibilities thereunder to the appropriate Performance List.

                           2. The  Pre-Launch  Period  shall  commence  promptly
following the Effective Date and shall not end until completion of all of the Checklist Item tasks designated for completion during the Pre-Launch Period on Schedule B. If any such Checklist Item task remains uncompleted or if any guideline has not been agreed to as of * * * , the anticipated date therefor, the period for such completion may be extended by up to * * * at the request of either party.

                  C. Test Launch Period.

                           1. During the Test Launch Period, each of the parties
shall perform all of the Checklist Item tasks designated on Schedule B as being its responsibility during the Test Launch Period with respect to the Long Distance Telecommunications Services described in Schedule C. With respect to each task involving the development of a definition, procedure or standard, the responsible party shall generate a detailed written guideline that will be applicable to the appropriate party and will be added to its respective Performance List. Each such guideline shall be subject to the mutual agreement of the parties, not to be unreasonably withheld. With respect to Checklist Item tasks that are designated on Schedule B as the joint responsibility of TS and AOL during the Test Launch Period, TS and AOL shall work jointly in good faith to develop the appropriate guidelines and to allocate responsibilities thereunder to the appropriate Performance List.

                           2.  The  Test  Launch  Period  shall   commence  upon
completion of the Pre-Launch Period and shall not end until completion of all of the Checklist Item tasks designated for completion during the Test Launch Period on Schedule B. If any such Checklist Item tasks remain uncompleted as of the date that is * * * after the commencement of the Test Launch Period, the period for such completion may be extended by up to * * * at the request of either party.

                  D. Initial Launch Period.

                           1. During the Initial Launch Period, the parties will
commence marketing and make the Services available to approximately * * * % of the AOL Service subscribers (or such higher number as AOL may determine, subject to TS's reasonable capacity limitations) during * * * of the Initial Launch Period; approximately * * * % of the AOL Service subscribers (or such higher number as AOL may determine subject to TS's reasonable capacity limitations) during * * * of the Initial Launch Period; and approximately * * * % of the AOL Service subscribers (or such higher number as AOL may determine subject to TS's reasonable capacity limitations) during the remainder of the Initial Launch Period. AOL shall determine the specific roll-out plan for the Initial Launch Period in consultation with TS in order to efficiently and effectively perform the Initial Launch Period Checklist Item tasks listed on Schedule B. Notwithstanding the anticipated * * * periods above, AOL may, in each such case, delay marketing to a larger portion of the AOL Service subscriber base until AOL is satisfied, in its reasonable discretion, that the guidelines included in the parties' respective Performance Lists are met or are likely to be met during any such period.

                           2.  During the  Initial  Launch  Period,  each of the
parties shall perform all of the Checklist Item tasks designated on Schedule B as being its responsibility during the Initial Launch Period with respect to the Long Distance Telecommunications Services described in Schedule C. With respect to tasks involving the development of a definition, procedure or standard, the responsible party shall generate a detailed written guideline that will be applicable to the appropriate party and will be added to its respective Performance List. Each such guideline shall be subject to the mutual agreement of the parties, not to be unreasonably withheld. With respect to Checklist Item tasks that are designated on Schedule B as the joint responsibility of TS and AOL, TS and AOL shall work jointly in good faith to develop the appropriate guidelines and to allocate responsibilities thereunder to the appropriate Performance List.

                           3. The Initial  Launch  Period  shall  commence  upon
completion of the Test Launch Period. The Initial Launch Period shall not end until completion of all of the Checklist Item tasks designated for completion during the Initial Launch Period on Schedule B. If any such Checklist Item task remains uncompleted or if any guideline has not been agreed to as of the date that is * * * after the commencement of the Initial Launch Period, the period for such completion may be extended by up to * * * at the request of either party.

                  E. Performance Lists.

                           1. The Performance  Lists may be modified at any time
during the Term as mutually agreed by the parties.

                           2. The parties shall  reasonably  cooperate  with one
another in facilitating the preparation of the Performance Lists and the guidelines included therein and the completion of the Checklist Item tasks.

                           3. Each party  shall be  responsible  for  performing
substantially in accordance with the guidelines contained in its respective Performance List from time to time.

                  F. New Services. As new Services are added under this Agreement, the procedures set forth in this Article II, as may be reasonably applicable to such new Services, shall be followed with respect to such Services.

                  G. Failure to Agree on Guidelines. If the parties are unable to reach agreement with respect to any guideline to be included in a party's Performance List, the matter shall be submitted for resolution pursuant to XI.D.

                                AI AOL MARKETING

                  A. Services Marketing.

         On and after the first day of the Introductory Period, AOL shall have the sole right to, and shall, market the Services generally across the AOL Service in the United States, through online advertising and marketing on the AOL Service and otherwise as the parties may agree, through mass media and direct marketing media, as follows:

                           1. During each of the months during the  Introductory
Period, AOL shall include for subscribers to the AOL Service on-screen promotions and advertisements for the Long Distance Telecommunications Services, including Pop-Up Ads, (a) in substance (the specific Long Distance Telecommunications Services to be offered and the terms thereof and the terms on which they are offered) developed and prepared by TS in consultation with AOL, and (b) in form (how the offered Services are packaged and presented) developed and prepared by AOL in consultation with TS and subject to the mutual agreement of the parties, with an Ad Value of at least $ * * * . Such promotions and advertisements shall include * * * . Such promotions and advertisements shall be spaced as evenly as practicable over each such month, provided that TS and AOL shall consult as to the manner in which such online advertising will be included in such advertising opportunities. The parties recognize that in some months, a $ * * * promotion and advertising campaign may not represent the best allocation of promotion and advertising resources. Accordingly, the foregoing notwithstanding, subject to the mutual agreement of the parties, some of the promotional and advertising resources, * * *, allocated to the Introductory Period may be reallocated among the months occurring during the Introductory Period and among the * * * months following the Introductory Period and shall be in addition to the resources required otherwise to be provided in such months.

                           2.  During  each  of  the  months  subsequent  to the
Introductory Period and during the Term, AOL shall include for subscribers to the AOL Service on-screen promotions and advertisements for the Long Distance Telecommunications Services, including, at AOL's option (subject to the requirements of

Section III.A.4 hereof), Pop-Up Ads, (a) in substance (the specific Long Distance Telecommunications Services to be offered and the terms thereof and the terms on which they are offered) developed and prepared by TS in consultation with AOL, and (b) in form (how the offered Services are packaged and presented) developed and prepared by AOL in consultation with TS and subject to the mutual agreement of the parties, with an Ad Value of at least $ * * * . Any Pop-Up Ads included by AOL subsequent to the Introductory Period and during the Term in excess of * * * per month shall not be counted toward meeting this $ * * * requirement. AOL will work cooperatively with TS during this period to develop strategies for targeting the Services to new subscribers to the AOL Service most effectively. Such promotions and advertisements shall be spaced as evenly as practicable over each such month, provided that TS and AOL shall consult as to the manner in which such online advertising will be included in such advertising opportunities.

                           3.   During   the   Term,   AOL  may   also   include
advertisements and promotions for the Long Distance Telecommunications Services, in substance (the specific Long Distance Telecommunications Services to be offered and the terms thereof and the terms on which they are offered) developed and prepared by TS in consultation with AOL, and form (how the offered Services are packaged and presented) developed and prepared by AOL in consultation with TS and subject to the mutual agreement of the parties, in or with any of AOL's mass media advertising of any of its services or with any of AOL's direct marketing efforts, including, without limitation, mail solicitations of customers for any of its services and any joint advertising or marketing programs with other companies and any other advertisements and solicitations done in conjunction with other companies; provided that, unless TS shall have specifically agreed with AOL to share responsibility for any such advertising and promotions, TS shall have no responsibility for any part of the costs thereof.

                           4. With respect to Pop-Up Ads:

                                (a) Any  Pop-Up  Ad  * * *  to  be  included  or
                           provided by AOL shall contain * * * .

                                (b) * * * .

                                (c) * * * .

                           5.  During  the Term,  the  parties  shall  also,  in
consultation with each other, explore additional marketing and promotional opportunities related to the Services, including utilizing new advertising techniques and mechanisms, as they are developed by AOL and utilizing TS's existing marketing channels. The parties also will, in good faith, explore the following additional marketing opportunities (the more specific terms and conditions of which to be as set forth in writing between the parties):

                                (a) Online marketing of bundled offerings of the
                           Services and the AOL Service by AOL, with mutually agreed revenue sharing;

                                (b) Telemarketing and direct marketing by TS of the AOL Service to TS's business customers, with a mutually agreed bounty paid to TS; and

                                (c) Telemarketing and direct marketing by TS of bundled offerings of the Services and the AOL Service, with generally mutually agreed revenue sharing.

                           6. AOL shall make  available  to End Users who obtain
services from TS other than the Services in accordance with this Agreement, a hyper-text internet link in the Dedicated Area (as defined below) solely to a billing area on a TS-hosted web site for billing of such services other than Services, which such site shall not include any links or other traffic out to other areas other than a return link to the AOL Service.

                           7. AOL commits to  provide,  in  connection  with its
activities described in Sections III.A.1, 2, 4, 5 and 6, III.C and III.D hereof, in addition to AOL key words on the AOL Service and E-mail (including a monthly reminder sent to End-Users concerning their statement and a hyperlink to the Dedicated Area described below), links throughout the AOL Service, including the possibility of a small telephone icon that pervasively appears on the tool bar, welcome screen, channel page or similarly-viewed pages, to a dedicated area on the AOL Service (the "Dedicated Area") in order to facilitate ease of location and access to this area for End Users and prospective customers.

         B. AOL Reports.

                           1. During the Term, AOL shall provide summary monthly
reports to TS evidencing compliance with the foregoing advertising and marketing requirements, including information concerning the type and volume of advertising and marketing on the AOL Service, and concerning AOL's mass media and direct marketing activities, if any, during such month.

                           2. AOL shall  keep for two (2) years from the date of
each advertising and marketing expenditure made pursuant to Sections III.A.1 and 2 above complete and accurate records in sufficient detail to allow TS to determine if AOL has made the expenditures required thereunder. TS shall have the right for a period of two (2) years after receiving any report provided pursuant to Section III.B.1 above to inspect such records. AOL shall make such records available for inspection during regular business hours at its principal place of business, upon reasonable notice from TS. Such inspection right shall not be exercised more than once in any calendar year and shall not be exercised more than once with respect to any particular records furnished by AOL to TS. TS agrees to hold in strict confidence all information learned in the course of any such inspection, except to the extent necessary for TS to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. TS shall pay for such inspections, except that in the event any such inspection reveals that AOL expended less than * * *% of what it was required to expend in any quarter, AOL shall pay the reasonable costs of such inspection. If AOL and TS are unable to agree on the amount AOL expended, then the dispute shall be resolved by arbitration pursuant to Section XI.D hereof. This Section shall survive expiration or termination of this Agreement.

                           3. Within one quarter after it has been determined as
a result of an inspection pursuant to Section III.B.2 above or otherwise that AOL failed to expend the minimum commitment for advertising and marketing in a given month, and such failure is not attributable to TS's unreasonable failure to agree to the marketing program proposed by AOL, AOL shall, in addition to any other advertising and marketing expenditure commitments it has under this Agreement, expend an additional amount for advertising and marketing equal to
* * * % of the shortfall from such commitment.

                           4. AOL shall  advise TS in writing  or by  electronic
means of any End User that ceases to be a subscriber of the AOL Service as promptly as reasonably practicable after receiving notice thereof. TS shall continue servicing each such End User according to a service plan that TS deems appropriate, subject to such End User's continued credit-worthiness, in TS's sole discretion. To the extent that TS incurs incremental costs associated with the billing of such End Users, TS shall, at its sole discretion, either (i) pass such costs through to such End Users or (ii) adjust payments to AOL under Section V.B or X.D.2, as the case may be, to put AOL in the same economic position as if such incremental costs had not been incurred.

         C. Offering of Services.

                           1.  AOL  shall   include  on  the  AOL  Service  such
materials and opportunities as TS shall reasonably request to permit users of the AOL Service who wish to become End Users to elect so to become End Users, including, without limitation, any agreements by any such user to (i) switch from their existing telecommunications carrier, (ii) charge their payments for the Services to credit, charge or debit cards and/or (iii) verify such arrangements.

         D. Services Billings; Credit Card Agreements.

                           1. For so long as any End User is a  customer  of the
AOL Service (and notwithstanding the termination of this Agreement, it being understood that this obligation shall survive such termination if AOL is receiving payments pursuant to Section X.D.2), AOL shall provide for the inclusion online in the AOL Service to such End User of such End User's billing information provided by TS and any necessary opportunity for such End User to authorize any payment and to dispute any charges for Services with TS (all as mutually agreed to with respect to the RMG developed by TS and AOL hereunder); provided that AOL shall not be required to incur material costs after termination to alter its inclusion of such information due to material changes made to the RMG by TS.

                           2. AOL shall use all reasonable  efforts to cause the
credit, charge and debit card companies through which AOL bills its customers for the AOL Service to charge the same rates for Services billings as they charge for billings for the AOL Service.

                           3. AOL shall use all reasonable  efforts to cause the
credit, charge and debit card companies through which AOL bills its customers for the AOL Service to enter into direct arrangements with TS with respect to the billing for the Services, including provision for continuation thereof with respect to any End Users that cease to be subscribers of the AOL Service or any other services billed to such End User by AOL.

                           4. With respect to any End Users who do not pay their
bills for the AOL Service through a credit, charge or debit card, AOL shall, subject to applicable law and AOL's terms of service with its subscribers, provide to TS all information available to

AOL with respect to such End Users as TS may reasonably request to permit TS to bill such End Users for the Services.

         E. Use of AOL Marks.

                           1.  AOL  hereby  grants  to TS an  exclusive  license
(subject to the right of AOL and its affiliates to use the AOL Marks in connection with the Services) for TS to use the AOL Marks solely in connection with its operation of the Services for which TS is then the exclusive provider under this Agreement; and AOL hereby grants to TS an exclusive license (subject to the right of AOL and its affiliates to use the AOL Marks in connection with the Services) for TS to use the AOL Marks solely in connection with its operation of the Services for which TS is then the provider under this Agreement on a non-exclusive basis, unless the parties mutually agree (such agreement not to be unreasonably withheld) that the license with respect to those non-exclusive Services should itself be non-exclusive; provided that in both cases TS (i) does not create a unitary composite mark involving the AOL Marks without the prior written approval of AOL and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the AOL Marks in accordance with applicable trademark law and practice; and provided further that AOL retains the right to use the AOL Marks in connection with the services provided as part of the core business of ANS CO+RE Systems, Inc. as of the date hereof. The foregoing license is personal to TS and may not be sublicensed, assigned or otherwise transferred except as provided by Section XII.F. TS acknowledges that: (i) the AOL Marks are and shall remain the sole property of AOL; (ii) nothing in this Agreement shall confer in TS, and TS shall not represent that it has, any right of ownership in the AOL Marks; and (iii) TS shall not now or in the future contest the validity of the AOL Marks.

                           2. TS further  acknowledges and agrees that no use of
the AOL Marks by TS shall impair the rights of AOL in the AOL Marks. TS agrees to reasonably assist AOL, at AOL's expense, to the extent necessary in the enforcement and protection of AOL's rights in the AOL Marks. If a senior executive officer of TS learns of any infringements or uses of marks similar to the AOL Marks, such officer shall inform AOL as soon as reasonably practicable and TS shall cooperate with AOL as AOL reasonably requests, at AOL's expense, to protect AOL's rights in the AOL Marks.

                           3. AOL agrees to take all reasonable  steps necessary
to register and protect the AOL Marks.

                           4. Use by TS of the AOL Marks  with  respect  to form
and appearance shall be subject to the prior written approval of AOL, not to be unreasonably withheld.

                           5. TS acknowledges  that,  except as provided herein,
it is not authorized hereunder to use the AOL name or logo. Any such use shall require the prior written consent of AOL and shall be subject to such conditions and restrictions as AOL deems appropriate.

         F. TS Trademarks and Service Marks.

         This Agreement shall not convey a license to AOL to use any trademarks, service marks, trade names or logos owned or otherwise used by TS. Nothing herein shall give AOL any right, title and interest in and to any such trademarks, service marks, trade names or logos owned or otherwise used by TS, other than the right to display such trademarks, service marks, trade names or logos in connection with the marketing of the Services.

         G. Expenses.

                  Except as otherwise provided herein or agreed by the parties in writing, all costs and expenses of providing the marketing and advertising services referred to in Section III.A. shall be borne exclusively by AOL.

                  H. Representatives. AOL shall appoint a technical representative, a marketing representative, a billing and customer service representative and a project manager to interface with their respective TS counterparts. If TS is dissatisfied with any of the foregoing representatives or manager, it shall so inform AOL and AOL shall replace him/her as soon as reasonably practicable, consistent with a smooth transition and AOL's staffing commitments. TS shall not be entitled to have more than one representative or manager replaced in any six-month period. Except as may be the case pursuant to
Section XII.H, no AOL manager or representative appointed hereunder shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, AOL.

                  I. Limitation on AOL Authority. AOL shall have no right, authority or power, and shall not hold itself out as having the right, power or authority, to create any contract or obligation, express or implied, binding upon TS, including, but not limited to, accepting orders for Services or agreeing to or offering prices, terms or conditions of sale that are not in compliance with the prices and terms and conditions that TS, or TS and AOL, as the case may be, have developed and prepared as provided elsewhere herein.

                  J. Insurance. So long as AOL shall have executory obligations under this Agreement, AOL shall maintain insurance in amounts and types customary within its industry for companies of comparable size.

                                   ARTICLE IV
                                  TS SERVICES

         A. Services.

                           1. The telecommunications  services to be provided by
TS hereunder initially shall be the Long Distance Telecommunications Services. Such Long Distance Telecommunications Services initially will include the services described in Schedule C. Subject to Article VII, the Services to be provided by TS hereunder will be expanded to include Local Telecommunications Services and Commercial Mobile Radio Services as and to the extent offered by TS.

         B. Provision of Services.

                           1. TS shall  provide the Services to all  subscribers
to the AOL Service that elect to become End Users, provided that the initial and continued provisioning of any such customer will be subject to such credit approvals as TS may, in its sole discretion, apply.

         C. Terms of Services.

                           1.  The  Services  will  be  offered  by  TS,  as the
carrier, under the AOL Marks.

                           2. Notwithstanding anything to the contrary set forth
in this Agreement, the quality, timeliness and efficiency of Services provided hereunder and the performance by TS of its other obligations hereunder shall, at a minimum, be consistent with telecommunications common carrier industry standards, government regulations and sound business practices and generally of no lesser quality than the best comparable services provided by TS to other customers.

                           3. The  specific  types of  Services  other than Long
Distance Telecommunications Services, Local Telecommunications Services and Commercial Mobile Radio Services shall be determined from time to time by mutual agreement of the parties.

                           4. The rates to be charged by TS for Services subject
to telecommunications regulation shall be determined from time to time by TS, in its sole discretion. TS shall give AOL reasonable prior notice of prospective rate changes and a reasonable opportunity to consult with respect to such prospective rate changes. TS's current intention is that its initial rates for Long Distance Telecommunications Services will be as set forth in Schedule D hereto. To the extent the parties reasonably agree that it is legally permissible to do so with respect to any specific Services, the rates for those Services shall be determined from time to time by mutual agreement of the parties.

         5. Customer Service.

               a. TS shall provide customer service 24 hours per day, 7 days per week.

               b. TS  shall  comply  with  the   applicable   customer   service
                  provisions of the TS Performance  List  developed  pursuant to
                  Article II.

               c. If TS fails to conform to the customer  service  standards set forth in this Section IV.C.5. above within thirty (30) days following notice of such non-conformance from AOL, AOL shall have the right, at its discretion and as one of its available remedies, either to assume the customer service function itself or to outsource it to a third party provider. In that event, (a) TS shall, at TS's expense, assist AOL in the transition of the customer service function as AOL may reasonably request, and (b) TS shall reimburse AOL for AOL's reasonable costs and expenses associated with providing the customer service function. Notwithstanding the foregoing, if, at any time, AOL shall have assumed the customer service function or outsourced it to a third party provider and TS shall thereafter demonstrate to AOL's reasonable satisfaction that it can conform to the applicable customer service standards, TS shall have the right to resume the provision of the customer service function and AOL shall cause the transition of the customer service function back to TS.

                           6. AT&T Reseller  Services.  It is anticipated by the
parties that the Services will include initially, and TS initially shall provide as part thereof, AT&T-based operator services, directory assistance, calling card services and international. In the event TS replaces such AT&T-based services, TS shall ensure that the replacement services are of substantially equivalent or better quality and price.

                           7.  Network  Integrity.  TS  shall  comply  with  the
applicable network integrity provisions of the TS Performance List developed pursuant to Article II.

         8. Billing.

               a. TS shall comply with the applicable billing provisions of the TS Performance List developed pursuant to Article II.

               b. If TS fails to conform to the billing services guidelines developed as part of the applicable Performance List pursuant to Article II within thirty (30) days following notice of such non-conformance from AOL, AOL shall have the right, at its discretion and as one of its available remedies, either to assume the billing services function itself or to outsource it to a third provider. In that event, (a) TS shall, at TS's expense, assist AOL in the transition of the billing service function as AOL may reasonably request, and
(b) TS shall reimburse AOL for AOL's reasonable costs and expenses associated with providing the billing service function. Notwithstanding the foregoing, if, at any time, AOL shall have assumed the billing services function or outsourced it to a third party provider and TS shall thereafter demonstrate to AOL's reasonable satisfaction that it can conform to the applicable billing services standards, TS shall have the right to resume the provision of the billing services function and AOL shall cause the transition of the billing services function back to TS.

                           9. TS shall  provide to AOL as promptly as reasonably
practicable after the end of each month an updated roster of End Users at such month-end in order to facilitate performance by AOL of its obligations under
Section III.B.4.

                           10. TS shall,  where  possible,  make  available  the
Dedicated CIC and shall route all Services to End Users thereunder and shall not route any other customers of its telecommunications services based thereon (excluding customers (i) in Alaska, Hawaii, Puerto Rico and the Virgin Islands,
(ii) in other areas in the 48 contiguous states of the United States where OBN is not loaded and (iii) in overflow situations where required to manage capacity). All non-OBN traffic shall be carried on the AT&T network. TS shall use its best efforts to at all times have the capability to route the Dedicated CIC over a redundant network.

         D. Regulatory.

                           1.  TS  shall  be   responsible   for  obtaining  and
maintaining all federal, state and local consents, approvals and licenses required to be obtained or maintained by TS for TS's provision of the Services hereunder other than any consents and approvals or licenses required by applicable law to be obtained or maintained by AOL by reason of its performance of its obligations hereunder or otherwise, for all of which AOL shall be responsible, and all expenses of obtaining and maintaining such, including all tariffs, taxes, filings and fees with respect thereto, shall be borne exclusively by the party so responsible for obtaining or maintaining such.

                           2. TS  shall  file any  required  state  and  federal
tariffs in accordance with applicable law and regulations.

                           3. TS shall pay all  federal,  state and local  taxes
required by applicable law or tariff.

         E. AT&T.

                  1.   * * * .

                           2. TS shall  notify  AOL as  promptly  as  reasonably
practicable of any changes in its relationship with AT&T that could have a material adverse effect on the performance of the parties' obligations under this Agreement and/or the provision of the Services to End Users.

         F. LOAs.

                           1.  TS  shall  be  the   contracting   party  to  the
telecommunication letters of agency (and any other contracts and agreements with the customers for the provision of telecommunications services to the End Users, collectively, "LOAs") and thereby be entitled to all rights deriving therefrom. Except in connection with an assignment of this Agreement permitted by Section XII.F, TS shall not assign any of the LOAs, i.e., not sell any of the End Users.

         G. Representatives.

                           1. TS shall  appoint a  technical  representative,  a
marketing representative, a billing and customer service representative and a project manager to interface with their respective AOL counterparts. If AOL is dissatisfied with any of the foregoing representatives or manager, it shall so inform TS and TS shall replace him/her as soon as reasonably practicable, consistent with a smooth transition and TS's staffing commitments. AOL shall not be entitled to have more than one representative or manager replaced in any six month period. Except as may be the case pursuant to Section XII.H, no TS manager or representative appointed hereunder shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, TS.

                  H. Limitation on TS Authority. TS shall have no right, authority or power, and shall not hold itself out as having the right, power or authority, to create any contract or obligation, express or implied, binding upon AOL.

                  I. Insurance. So long as TS shall have executory obligations under this Agreement, TS shall maintain insurance in amounts and types customary within its industry for companies of comparable size.




                                    ARTICLE V
                                PAYMENTS TO AOL

         A. Initial Payment to AOL.

                           1. On the date hereof, TS shall pay to AOL an initial
payment in the amount of $100,000,000 (the "Initial Payment"). Up to $57,000,000 of the Initial Payment shall be earned by AOL over time in increments in accordance with the performance milestones set forth in Schedule E.

         B. Marketing Payments to AOL.

                           1.  In  partial   consideration   of  AOL   providing
marketing services and exclusivity commitments hereunder, TS shall make the following payments in immediately available funds wired to AOL's account pursuant to the wiring instructions attached as Schedule F (which instructions may be modified in writing by AOL on five (5) days notice):

                                    a. For each calendar quarter ending on March
31, June 30, September 30 and December 31, commencing with the Effective Date and so long as this Agreement shall not have terminated or been terminated, TS shall pay to AOL, in accordance with the procedures set forth in Section V.B.3, the Quarterly Payment Amount for such quarter.

                                    b.  Against the amount of each such  payment
to be made to AOL for any calendar quarter after December 31, 1997 and through (and including) the calendar quarter ending June 30, 2000, there shall be credited to TS, as of the last day of such quarter, a portion of the Initial Payment equal to the lesser of (a) the Quarterly Payment Amount for such quarter and (b) $ * * *, and such amount so credited shall, for all purposes, be deemed to have been paid by TS to AOL and to have satisfied TS's obligation to AOL in such amount. The amount, if any, by which $ * * * exceeds the Quarterly Payment Amount in any such calendar quarter is called a "Quarterly Shortfall Amount".

                           2. If this  Agreement  shall be  terminated by either
party prior to the end of the Term, TS' only obligation to pay AOL hereunder (exclusive of any damages to which AOL may be entitled as a result of such termination) shall be as set forth in Articles X and XI hereof.

                           3.  Within  thirty  (30)  days  after  the end of any
period for which payment is to be made pursuant to Section V.B.1 or V.B.2 hereof, TS shall deliver to AOL a statement of the Applicable Profit Percentage (for periods prior to any termination hereof) and Pre-Tax Profit for such period and the amount, if any, payable to AOL with respect to such period, showing the manner in which it was determined and certified as correct by the Chief Financial Officer of TS. Such statement shall be accompanied by a payment of any such amount. This Section V.B.3 shall survive the termination or expiration of this Agreement.

                           4. TS shall  keep for two (2) years  from the date of
each payment to AOL pursuant to Section V.B.1 complete and accurate records in sufficient detail to allow AOL to determine if TS has computed Gross Revenues, Actual Services Costs and Pre-Tax Profit accurately. AOL shall have the right for a period of two (2) years after receiving any report or statement with respect to payment due to inspect such records. TS shall make such records available for inspection during regular business hours at its principal place of business, upon reasonable notice from AOL. Such inspection right shall not be exercised more than once in any calendar year and shall not be exercised more than once with respect to any particular records furnished by TS to AOL. AOL agrees to hold in strict confidence all information learned in the course of any such inspection, except to the extent necessary for AOL to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. AOL shall pay for such inspections, except that in the event there is any upward adjustment in payments owed for any quarter shown by such inspection of more than two percent (2%) of the amount paid, TS shall pay the reasonable costs of such inspection. If AOL and TS are unable to agree on the amount owed, then the dispute shall be resolved by arbitration pursuant to
Section  XI.D  hereof.  Payments  not made  within the time  period set forth in
Section V.B.3 hereof shall bear interest at a rate of one percent (1%) per month or the highest rate permitted by law, whichever is lower, from the due date until paid in full. This Section V.B.4 shall survive the termination or expiration of this Agreement.

                           5. It is  understood  and agreed  that the  foregoing
payment terms and conditions in this Section V.B. are in respect of the provision of Long Distance Telecommunications Services only and that the parties are to mutually agree as to payment terms and conditions in respect of the provision of Services of any other nature at the time such other Services are to be offered hereunder.




                                   ARTICLE VI
              WARRANTS; WARRANT HOLDER AND STOCKHOLDERS AGREEMENT

                  A. Warrants. On the date hereof and to induce AOL to enter into the ongoing business relationship represented by this Agreement and as partial consideration therefor, Holdings is entering into two Warrant Agreements, each dated as of the date hereof (collectively, the "Warrants"), one giving AOL the right to acquire 5,000,000 shares of Holdings Common Stock (the "Holdings Common Stock") on the terms and subject to the conditions thereof, and the other (the "Supplemental Warrant") giving AOL the right to acquire up to 7,000,000 shares of Holdings Common Stock on the terms and subject to the conditions thereof.

                  B. Warrantholder and Stockholders Agreement. On the date hereof, AOL, TS and Holdings are entering into the Warrantholder and Stockholders Agreement, dated as of the date hereof (the "Warrantholders and Stockholders Agreement").




                                   ARTICLE VII
                          EXCLUSIVITY; NON-COMPETITION

         A. Exclusive Arrangement.

                           1. * * * .

                           2. * * * .

                           3. * * * .

                           4. * * * .

                           5. * * * .

                           6. * * * .

                           7. * * * .

                           8. * * * .

                           9. * * * .

         B. Confidentiality.

                           1. Each party hereto shall treat, and shall cause its
respective directors, officers, employees, agents, representatives and consultants to treat, as the other party's confidential property and not use or disclose to others or permit its directors, officers, employees, agents, representatives and consultants to use or disclose to others, without the prior written consent of such other party, any non-publicly available information or data of such other party (including, but not limited to, the identity of End Users or subscribers to the AOL Service from time to time hereunder or any information with respect thereto or any technical information or data provided by such other party) that may have heretofore or hereafter been provided or disclosed by such other party in connection with this Agreement, any negotiations pertaining thereto or to any of the transactions contemplated hereby.

                           2. The  foregoing  Section  VII.B.1 shall not prevent
any party hereto from using or disclosing to others information: (i) which such party can show has become part of the public domain other than by acts or omissions of such party, its directors, officers, employees, agents, representatives and consultants; (ii) which has been furnished to such party by third parties as a matter of right, without restriction on disclosure or use known to such party; (iii) which was lawfully in such party's possession prior to the time AOL and TS first entered into discussions relating to the subject matter of this Agreement and that was not acquired by such party, its directors, officers, employees, agents, representatives and consultants directly or indirectly from the other party, its employees or agents; (iv) which a party can prove was developed by it independently of any information received from such other party, its directors, officers, employees, agents, representatives and consultants, either directly or indirectly; (v) that such party is required to disclose by applicable law or regulation, in which case the party so required to disclose shall give the other party prompt notice of such requirement in all cases with sufficient time for such other party to seek a protective order or other limit on disclosure (unless the party subject to the disclosure requirement would suffer penalties or sanctions for failure to immediately disclose such information). It is further understood and agreed that specific information shall not be deemed available to the public or in any party's prior possession merely because it is embraced by more general information available to the public or in such party's prior possession; or (vi) as necessary for the enforcement of this Agreement. In addition, (1) either party may disclose the terms of this Agreement to the extent it deems such disclosure reasonably necessary under applicable federal and state securities laws, regulations and policies in connection with its (or Holdings') status as a public company and with transactions involving the offering of its (or Holdings') securities and
(2) either party may disclose the terms of this Agreement to third parties as necessary in connection with other financing or merger and acquisition activities, provided that, in the case of clauses (1) and (2) above it seeks to protect the confidentiality of such confidential information in the same manner and to the same degree as its own confidential information, to the full extent that such confidential treatment is consistent with the purpose of the disclosure. If either party becomes aware of any motion or other regulatory or court proceeding that might require it to disclose any of the terms of this Agreement, that party will give immediate written notice of such motion or proceeding to the other and both parties shall act cooperatively to retain the confidentiality of the terms hereof. For purposes of this paragraph, "third party", does not include a person (other than a direct competitor of AOL or TS or their respective affiliates) retained by either party to provide advice, consultation, analysis, legal counsel or any other services in connection with this Agreement, if such person agrees to be bound by the confidentiality obligations of this Agreement.

                           3. In the event that this  Agreement  is  terminated,
any and all notes, memoranda, records, drawings, tracings, specifications, sketches, reports or other documents, including, without implied limitation, all copies, excerpts or reproductions thereof, furnished or made available by TS to AOL, or AOL to TS, as the case may be, their respective directors, officers, employees, agents, representatives and consultants or developed thereby (except, in any case, for information necessary to complete the performance of such party's obligations under this Agreement and, in the case of TS, for any information relating to any End User hereunder with respect to the Services, and, in the case of AOL, any information relating to any subscriber to the AOL Service with respect to the AOL Service) shall be promptly destroyed by such party at such other party's request and such party shall advise such other party in writing that such destruction has been completed. This Section shall survive any termination of this Agreement.

         C. Public Announcement.

                           1.   No   press   release,    public    announcement,
confirmation or other information regarding this Agreement or the Warrants or the contents hereof or thereof shall be made by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld. It is agreed and understood that the parties shall work together to prepare any such press release or public announcement. The foregoing notwithstanding, if a party is required pursuant to applicable securities laws to make such a public announcement or press release, such party shall be permitted to do so provided that such party has furnished the other party with the text of such public announcement or press release sufficiently in advance of such public announcement or press release as to afford the receiving party a reasonable opportunity to review such public announcement or press release and such party, to the extent consistent with its legal disclosure obligations, modifies such public announcement or press release as reasonably requested by the other party.




                   ARTICLE VIII REPRESENTATIONS AND WARRANTIES

                  A. AOL Representations and Warranties. AOL hereby represents and warrants to TS as follows:

                           1. Due  Organization;  Etc. AOL (a) is a  corporation
duly organized, validly existing and in good standing under the laws of the state of its organization; (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or its conduct of business requires it so to be qualified or licensed; (c) has all licenses, authorizations, consents, orders, approvals and qualifications necessary to conduct its business; and (d) has the corporate power and authority to own its properties and assets and to carry on its business as now conducted.

                           2.   Authorization.   The  execution,   delivery  and
performance by AOL of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action.

                           3.  No   Conflict.   The   execution,   delivery  and
performance by AOL of this Agreement (i) do not contravene any provision of its charter or by-laws; and (ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject or result in a violation of or conflict with any other agreement to which it is a party or by which it is bound.

                           4. Enforceability. This Agreement is the legal, valid
and binding obligation of AOL, enforceable against AOL in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                           5. Acquisition for Investment.  AOL is an "accredited
investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. AOL is acquiring the Warrants and the Holdings Common Stock issuable upon exercise thereof for its own account for investment and not for the account of others or with a view to the distribution or resale of such Warrants or Holdings Common Stock. AOL has such knowledge and experience in financial and business matters generally that AOL is capable of evaluating the merits and risks of an investment in the

Warrants and Holdings Common Stock. AOL is aware that neither the Warrants nor the Holdings Common Stock issuable upon exercise thereof may be sold or otherwise transferred absent registration under the Securities Act or an exemption therefrom. AOL acknowledges that it has received from Holdings all financial and other information regarding its investment in the Warrants and the Holdings Common Stock issuable upon exercise thereof that it has requested and has been afforded the opportunity to discuss such investment with Holdings. The only representations and warranties that have been made with respect to Holdings, its subsidiaries, including TS, or their respective businesses and assets or otherwise in connection with the transactions herein contemplated are those contained in this Agreement and in the Warrants.

                  B. TS Representations and Warranties. TS hereby represents and warrants to AOL as follows:

                           1. Due  Organization;  Etc.  TS (a) is a  corporation
duly organized, validly existing and in good standing under the laws of the state of its organization; (b) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or its conduct of business requires it so to be qualified or licensed; (c) has all licenses, authorizations, consents, orders, approvals and qualifications necessary to conduct its business; and (d) has the corporate power and authority to own its properties and assets and to carry on its business as now conducted.

                           2.   Authorization.   The  execution,   delivery  and
performance by TS of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action.

                           3.  No   Conflict.   The   execution,   delivery  and
performance by TS of this Agreement (i) do not contravene any provision of its charter or by-laws; and (ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject or result in a violation of or conflict with any other agreement to which it is a party or by which it is bound.

                           4. Enforceability. This Agreement is the legal, valid
and binding obligation of TS, enforceable against TS in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                           5. AOL Representations.  The only representations and
warranties that have been made with respect to AOL, its subsidiaries or their respective businesses and assets or otherwise in connection with the transactions herein contemplated are those contained in this Agreement.




                          ARTICLE IX THE EFFECTIVE DATE

         A. The Effective Date

                  1. * * * . This Agreement and the obligations of the parties shall become effective for all purposes at 5:00 p.m., EST, on February 27, 1997 if, on or before such time on such date, AOL shall not have given written notice to TS that it had elected not to proceed with this Agreement, accompanied by the return of the full amount of the Initial Payment to TS and of the Warrants to Holdings and (ii) TS has provided to AOL a legal opinion reasonably acceptable to AOL with respect to the valid issuance and due authorization of the Warrants and (iii) the check representing the Initial Payment delivered to AOL on the date hereof shall have cleared so long as it was deposited in a bank on Monday, February 24, 1997. Such time on such date that this Agreement so becomes effective, or such earlier time as the parties shall agree in writing that this Agreement shall be effective, is called the "Effective Date."

                  2. If AOL shall elect, as provided above, not to proceed and shall, on or before 5:00 p.m., EST, on February 27, 1997, have returned the full amount of the Initial Payment to TS and the Warrants to Holdings, this Agreement and the Warrants shall be void and of no further force and effect, without any further obligation on the part of any party hereto.

         B. Announcement.

                  Immediately following the Effective Date, if it shall occur, TS and AOL shall publicly announce the entering into the relationship contemplated by this Agreement, subject to the parties' mutual agreements on the content of such announcement and the procedures for the same pursuant to Section VII.C.

                         ARTICLE X TERM AND TERMINATION

         A. Term of Agreement.

                           1. The term of this Agreement  shall be for the Term;
provided that, notwithstanding anything set forth in this Agreement to the contrary, so long as any End User shall be using any Service, each of TS and AOL shall continue to perform its obligations under Article IV and Section III.D.1, respectively, with respect to End Users post such Term as well as any other obligations that survive termination or expiration of this Agreement pursuant to
Section XI.K.

         B. Extension of the Term.

                           1. * * * .

                           2. In connection with each of the first two Extension
Periods, if any, elected by AOL, and in consideration thereof and to induce AOL so to extend, Holdings shall deliver to AOL, on or before the first day of the applicable Extension Period, a warrant (each, an "Additional Warrant" and the Additional Warrant that is issued with respect to the first Extension Period, the "First Additional Warrant" and the Additional Warrant that is issued with respect to the second Extension Period, the "Second Additional Warrant") to purchase up to 1,000,000 shares (as such number would have been adjusted after the date hereof pursuant to the terms of the Supplemental Warrant, the "Additional Warrant Number") of Holdings Common Stock, at an exercise price equal to the average of the closing prices of such Common Stock for the ten (10) consecutive business days before the issuance of such Additional Warrant, and substantially in the form of the Supplemental Warrant, except that (a) the "Vesting Multiplier" thereunder shall be 1 (as such number would have been adjusted after the date hereof pursuant to the terms of the Supplemental Warrant), (b) the "Termination Date" shall be the fifth anniversary of the issuance date of such Additional Warrant and (c) the "Warrant Shares" thereunder shall mean at any time such number of shares of Common Stock as shall have vested as of such time as follows:

                  (i) such  number of shares of Common  Stock as shall equal the product of the "Vesting Multiplier" times the amount by which (x) the number (the "First Quarter Number") of End Users for whom TS is providing Services as of the last day of the first full calendar quarter of such Extension Period (the "First Vesting Date") exceeds (y) the number of End Users (the "Starting Number") for whom TS was providing services as of the last day of the calendar quarter next preceding such Extension Period, shall vest and shall be Warrant Shares thereunder as of such First Vesting Date; and

                  (ii) such number of shares of Common  Stock as shall equal the product of the "Vesting Multiplier" times the amount by which (x) the number of End Users (each, a "Subsequent Quarter Number") for whom TS is providing Services as of the last day of each full calendar quarter (each, a "Subsequent Vesting Date") after the First Vesting Date and on or before the last day of the full calendar quarter in which this Agreement is terminated, exceeds
              (y) the greatest of the Starting Number, the First Quarter Number and any prior Subsequent Quarter Number, shall vest and shall be Warrant Shares thereunder as of such Subsequent Vesting Date;

provided that in no event will the aggregate number of Warrant Shares exceed the Additional Warrant Number, subject to further adjustment as provided in Paragraph 6 of such Additional Warrant and to successive reduction upon any exercise of such Additional Warrant as provided in such Additional Warrant and provided, further, that no Warrant Shares under the Second Additional Warrant shall vest until all Warrant Shares have vested under the First Additional Warrant (and no Warrant Shares shall vest under any Additional Warrant on account of any End User that was the basis of any Warrant Share vesting under the other Additional Warrant).

         C. Termination of Agreement.

                  1. This Agreement may be terminated as follows:

                         a. TS and AOL may terminate  this Agreement at any time
by mutual written consent.

                         b. Either TS or AOL may terminate this Agreement at any
time upon 30 days prior written notice to the other upon a material breach by the other in the performance of its agreements and obligations hereunder and such other party's failure to cure such breach within 30 days after written notice thereof, provided that the party giving notice pursuant to this clause
(b) is not in such breach of this Agreement as would permit the other party to give a notice pursuant to this clause (b).

                         c. * * * .

                         d. If,  at any time  during  the Term,  AT&T  ceases to
provide long distance telecommunications services to TS, TS shall promptly inform AOL in writing and AOL may, upon thirty (30) days written notice to TS given within fourteen (14) days after AOL receives notice of such AT&T termination from TS, plus payment by AOL to TS of an amount equal to the aggregate of all amounts theretofore paid to AOL by TS pursuant to Section V.B. hereof, if any (i.e., not including the Initial Payment), terminate this Agreement; provided, however, that AOL shall have no obligation to make the foregoing payment if TS shall not have contracted for viable substitute services to replace those formerly provided by AT&T.

                         e. If, as the result,  direct or indirect,  of an event
described in Section XII.O, which event is either incurable or has continued for at least 60 days, the performance of this Agreement substantially as contemplated hereby is rendered impracticable, either AOL or TS may terminate this Agreement by 30 days prior written notice to the other.

       D. Effects of Termination.

              1.  Except  as  otherwise  provided  below,  upon  termination  or expiration of this Agreement, neither party shall have any further liability or obligation to the other, other than for amounts accrued but unpaid as of the date of expiration on termination, liabilities for any damages to which a party may be entitled in connection with a termination pursuant to Section X.C.1(b), obligations contemplated to be performed or observed subsequent to any termination or expiration of this Agreement and obligations that are specifically described herein as surviving termination of this Agreement.

              2. Upon the expiration or any termination of this Agreement after the first day of the Test Launch Period, and provided that AOL elects to continue to provide to TS online billing services of the types described in
Section III.D. hereof, TS shall pay to AOL, for each subsequent calendar quarter, in arrears at the time and in accordance with the procedures set forth in Section V.B.3 hereof, an amount equal to * * * % of the Pre-Tax Profit for such quarter derived by TS, or any successor to TS, or any third party to which TS may assign customers who were End Users as of the date of expiration or termination of this Agreement, from telecommunication services in the nature of the Services provided to customers who were End Users as of the date of expiration or termination of this Agreement. Such election shall be made not less than 30 days prior to expiration or 10 days prior to the effective date of termination, as the case may be, by written notice to TS. Against the amount of each payment to be made to AOL by TS pursuant to this Section for any calendar quarter, there shall be credited to TS, as of the last day of such quarter, in accordance with the terms of this Agreement, an amount equal to the lesser of
(a) * * * of the amount that, but for this provision, was to be paid to AOL in respect of such quarter pursuant to this Section X.D.2 and (b) the amount of* *
* .

              3. If this Agreement  shall have been terminated by TS pursuant to
Section X.C.1(b) hereof by reason of a material breach by AOL or by AOL pursuant to Section X.C.1(c) hereof or by either party pursuant to Section X.C.1(e) hereof, AOL shall, within 10 days after such termination, pay to TS in immediately available funds, the amount, if any, equal to the Unamortized Amount at the time of such termination.

              4. * * * .

              5. If at any time subsequent to the expiration or termination of this Agreement, TS shall make or receive any offer to transfer or assign, directly or indirectly, all or any portion of its rights to provide Services to End Users, which shall in any event include assumption by the offeror of TS's responsibilities to End Users and obligations to AOL hereunder, TS shall give AOL written notice of such offer, stating the name of the third party and describing the offer's material terms. If AOL shall not, within thirty (30) days after receiving such notice, offer to acquire such rights on terms and conditions substantially similar to those offered by or to such third party (it being understood that if the offer to or from the third party includes securities of such third party, AOL shall have no obligation to provide such securities as part of its offer but shall be required to provide equivalent value), TS shall be free to transfer or assign such rights to such third party, provided that any such transaction is completed within a period of ninety (90) days after expiration of the foregoing thirty
(30) day period.  Otherwise,  AOL shall have the right,  exercisable  for thirty
(30) days, to acquire such rights upon the terms set forth in AOL's offer.

                   6.  Termination  without  Cause.   Notwithstanding   anything
provided in this Section X.D.6 or otherwise in this Agreement, neither TS nor AOL has the right to terminate this Agreement without cause.

                           a. If AOL should nonetheless terminate this Agreement
                        without cause, TS may elect as its sole remedy, in lieu of its other remedies in law and equity, to be awarded liquidated compensatory damages in an amount of
                        * * * less amounts previously credited to AOL pursuant to Section V.B.1(b). The parties have agreed to this liquidated damage clause because of the difficulty of ascertaining with accuracy, in advance, the amount of damages that TS would suffer if AOL were to terminate this contract without cause. The parties further agree that (i) these liquidated damage payments are wholly compensatory in nature and constitute a reasonable approximation of the damages TS would actually suffer in the event of a termination by AOL, and (ii) as a result of a termination by AOL, TS would lose funds that it had invested in its arrangement with AOL and these liquidated damages would provide the funds necessary for TS to establish and finance a comparable arrangement with another online service if it elects to do so.

                           b. If TS should nonetheless  terminate this Agreement
                        without cause, AOL, as a remedy in addition to those it already possesses in equity and in law, shall be able to require TS to provide 180 days of Service under this Agreement from the date of termination or notice of termination, whichever is earlier. The purpose of this 180-day period is to provide AOL with the time necessary reasonably to transfer End Users to other comparable telecommunications carrier(s) with a minimum of disruption.

                           c. For  purposes  of this  Section  X.D.6  only,  the
                        parties further agree that a termination made by either party with a good faith belief that such party has a right to terminate pursuant to a provision of this Agreement (a "Permitted Termination"), which is ultimately determined not to have been effected pursuant to a provision of this Agreement, will not constitute a termination without cause for purposes of this Section. A termination without cause shall be any termination other than a Permitted Termination.

                                   ARTICLE XI
                                    REMEDIES

         A. Indemnification.

                           1.  Subject  to the  terms  and  conditions  of  this
Article XI, AOL hereby indemnifies and agrees to defend and hold harmless TS from and against all losses, costs, damages and expenses, including, without limitation, reasonable attorneys' fees (collectively "Damages"), incurred by TS resulting from or relating to (i) a breach of any representation or warranty of AOL contained in this Agreement, (ii) the non-performance of any obligation to be performed by AOL under this Agreement or (iii) any claim that the AOL Marks that are authorized by this Agreement infringe the intellectual property rights of any third party.

                           2.  Subject  to the  terms  and  conditions  of  this
Article XI, TS hereby indemnifies and agrees to defend and hold harmless AOL from and against all Damages incurred by AOL resulting from or relating to (i) a breach of any representation or warranty of TS contained in this Agreement, (ii) the non-performance of any covenant or obligation to be performed by TS under this Agreement or (iii) any claim that any TS trademarks, service marks, trade names or logos displayed in connection with the marketing of the Services infringe the intellectual property rights of any third party.

         B. Conditions of Indemnification.

                           1.  The  party  seeking  indemnification  under  this
Agreement (the "Indemnified Party") shall promptly notify the party expected to provide indemnification under this Agreement (the "Indemnifying Party") of the facts and circumstances upon which the Indemnified Party intends to base a claim for indemnification hereunder ("Notice of Claim"). Notice shall in all events be considered prompt if given (a) no later than thirty (30) days after the Indemnified Party learns of such facts and circumstances, or (b) if later, in sufficient time to allow the Indemnifying Party to exercise its rights pursuant to this subpart 3 without any material impairment of, or prejudice to, the Indemnifying Party in the exercise of such rights.

         C. Defense of Third-Party Claims.

                           1. Subject to subsection (b) below,  if Damages arise
out of a third party claim seeking recovery of money damages (a "Money Claim"), the Indemnifying Party shall have the right and obligation, at its expense, to assume sole control of the defense of such Money Claim with counsel reasonably acceptable to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (x) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action at the expense of the Indemnifying Party, or (y) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time after the Notice of Claim is given, or having assumed such defense, fails to pursue it within reasonable time, or (z) the named parties to such claim include both the Indemnified and the Indemnifying Parties and the Indemnified Party shall have been advised by counsel that counsel employed by the Indemnifying Party would, under applicable professional standards, have a conflict in representing both the Indemnifying Party and the Indemnified Party, in any of which events such fees and expenses of one additional counsel for the Indemnified Party shall be borne by the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Money Claim and recover the amount paid in such settlement from the Indemnifying Party without the consent of the Indemnifying Party if the Indemnified Party has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to assume the defense of the Money Claim or, having assumed the defense, has failed to pursue it diligently within a reasonable length of time. The Indemnifying Party shall have the right to settle or compromise any Money Claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of such settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of money damages only by the Indemnifying Party.

                           2.  If  Damages  arise  out of a  third  party  claim
seeking equitable relief alone or in addition to monetary damages and, if such equitable relief, standing alone, if obtained, would materially and adversely affect the business, operations, assets or financial condition of the
Indemnified Party (an "Equitable Claim"), the Indemnified Party shall be entitled to defend such Equitable Claim with counsel reasonably acceptable to the Indemnifying Party in a reasonable manner under the circumstances and at the reasonable expense of the Indemnifying Party. The Indemnifying Party shall be provided by counsel to the Indemnified Party with regular information regarding the costs of such defense. The Indemnifying Party shall be entitled to participate at its own expense in the defense of any such Equitable Claim. The Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of the Indemnifying Party without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                           3. The parties shall extend reasonable cooperation to
one another in connection with the defense of any third-party claim pursuant to this Article XI and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                           4. Notwithstanding anything else in this Agreement or
elsewhere contained, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EXCEPT FOR LIABILITY AMONG THE PARTIES HERETO ARISING UNDER SECTIONS IIIE, IIIF, VIIB AND VIIC HEREOF, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF GOODWILL OR LOSS OF PROFITS, ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS HEREUNDER.

         D. Arbitration.

                           1. If the parties are unable to resolve any  dispute,
controversy or claim arising under this Agreement (excluding, any disputes relating to intellectual property rights or confidentiality) (each a "Dispute"), such Dispute will be submitted to senior executive officers of each of the parties for resolution. If such officers are unable to resolve the Dispute within ten (10) days after submission to them, the dispute shall be solely and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then obtaining; provided that the Federal Rules of Evidence shall apply in toto to any such Dispute and, subject to the arbitrators' limiting the time for and scope of discovery to comply with the time limit set forth in Section XI.D.4, the Federal Rules of Civil Procedure shall apply with respect to discovery.

                           2. The  arbitration  panel shall be composed of three
arbitrators, one of whom shall be chosen by AOL, one by TS and the third by the two so chosen. If both or either of AOL or TS fails to choose an arbitrator or arbitrators within seven (7) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within seven (7) days after their appointment, the then director of the office of the American Arbitration Association in the District of Columbia shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board.

                           3.  Unless  the  parties  to  the  arbitration  shall
otherwise agree to a place of arbitration, the place of arbitration shall be in the District of Columbia.

                           4. The arbitration  panel shall commence  proceedings
no later than sixty (60) days after the appointment of the third arbitrator. All discovery shall be completed prior to commencement of proceedings. Such proceedings shall be conducted for no less than three (3) full days per week until completed.

                           5. The  arbitration  panel is empowered to render the
following  awards in accordance with the terms and conditions of this Agreement:
(i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement and any order entered pursuant to this Agreement or deemed necessary by the arbitration panel to resolve disputes arising under or relating to this Agreement or any order;
(ii) where, and only where, violations of this Agreement have been found, shortening or lengthening any period established by this Agreement or any order;
(iii) monetary awards and (iv) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrators deem appropriate, to resolve any Dispute submitted to it for arbitration. The arbitration panel shall not be empowered to award consequential or punitive damages and shall not be empowered to award specific performance in the event that such performance would have a materially detrimental effect on aspects of the party's business that are not directly related hereto.

                           6. When resolving a Dispute  arising under Article II
hereof and resulting from the failure of the parties to mutually agree on a guideline to be included on the Performance List of one of the parties, each party shall submit to the arbitrators a form of the particular guideline proposed by such party. The arbitrators' decision in any such instance shall be limited to designating one of the proposals as being the most consistent with generally accepted industry practice in the context of comparable business arrangements. The proposed guideline so designated by the arbitrators shall be included in the Performance List of the appropriate party.

                           7. The arbitrators shall render their decision within
thirty (30) days after submission of all evidence and the conclusion of all testimony. The decision of the arbitrators shall be by majority vote and, at the request of either party, the arbitration panel shall issue to both parties a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching its decision.

                           8. Any  monetary  awards  shall be made and  shall be
payable in U.S. dollars free of any tax or any other deduction (except as may be required by law). Monetary awards shall include interest from the date of breach or other violation of this Agreement to the date when the award is paid in full. The interest rate or rates applied during such period shall be the lower of 12% per annum or the maximum rate permitted by applicable law (the "Interest Rate").

                           9. The  award of the  arbitration  panel  will be the
sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration shall be final and binding upon the parties, and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction. The parties hereby waive all jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with), defenses based on the general invalidity of this Agreement or this arbitration clause. With respect to any order issued by the arbitration panel pursuant to this Agreement, the parties expressly agree and consent (i) to the bringing of an action by one party against the other in the federal courts of the forum state agreed to above to enforce and confirm such order; and (ii) that any federal court sitting in such state may enter judgment and enforce such order, whether pursuant to the U.S. Arbitration Act or otherwise.

                           10.  Neither  party shall be excused from  performing
its obligations hereunder during the pendency of such arbitration.

                  E. Reservation of Remedies. Except where otherwise expressly specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity.

                  F. Survival. This Article XI shall survive termination of this Agreement.




                                   ARTICLE XII
                                    GENERAL

                  A. Regulatory Filings. Each of TS and AOL will cooperate to the extent reasonably practicable in the preparation and filing of any other regulatory filings necessary or advisable to permit the proposed transactions and the provision of the Services hereunder, including, without limitation, the provision of any information as may reasonably be necessary therefor.

                  B. Notices. All notices and other communications hereunder shall be given by telephone and immediately confirmed in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           1. if to TS or Holdings:

                           Tel-Save Holdings, Inc.
                           Law Department
                           6805 Route 202
                           New Hope, Pennsylvania  18938
                           Attention:        General Counsel

                           Telephone Number:  (215) 862-1500
                           Facsimile Number:  (215) 862-1515

                           2. if to AOL:

                           America Online Inc.
                           22000 AOL Way
                           Dulles, Virginia  20166-9323
                           Attention:  General Counsel
                           Telephone Number:  (703) 265-2739
                           Facsimile Number:  (703) 265-2208

                           with a copy to:

                           Head of Business Affairs
                           AOL Networks
                           22000 AOL Way
                           Dulles, Virginia 20166-9323
                           Telephone Number:  (703) 265-2365
                           Facsimile Number:  (703) 265-1206

                  C. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, Articles and Schedules refer to sections, articles and exhibits of this Agreement unless otherwise stated.

                  D. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve, to the fullest extent legally permitted, each party's anticipated benefits and obligations under this Agreement. If the parties are unable to so agree, the matter shall be resolved pursuant to Article XI.D hereof.

                  E. Entire Agreement. This Agreement, together with the other agreements referred to herein and the schedules attached hereto, constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

                  F. Assignments. This Agreement (i) is not intended to confer upon any other person any rights or remedies hereunder; and (ii) shall not be assigned by operation of law or otherwise except (a) to a wholly owned subsidiary (provided such subsidiary becomes a party to this Agreement and that the transferring party agrees and acknowledges that it is not released from its obligations hereunder), or (b) to any entity that may acquire all or substantially all of the assets of a party hereto. This Agreement, together with the other agreements referred to herein and the schedules attached hereto, shall inure to the benefit of and be binding upon the parties' respective successors and permitted assigns.

                  G. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  H. Amendments. No provision of this Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties, by, in the case of AOL, an officer of at least equal standing to that officer who signed this Agreement on behalf of AOL.

                  I. Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

                  J. No Waiver. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such part's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

                  K. Survival. Any provision of this Agreement which contemplates performance or observance subsequent to, or otherwise states that it would survive, any termination or expiration of this Agreement will survive the termination or expiration of this Agreement. This Article XII shall survive termination of this Agreement.

                  L. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and thereto, as the case may be, and their respective successors and permitted assigns, and are not for the benefit of nor may any provision hereof be enforced by, any other person, including, without limitation, any End User (such End Users having no rights whatsoever herein).

                  M. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but together shall be construed as one document.

                  N. Nonsolicitation. Neither party, for itself, or through any third party shall, directly or indirectly, solicit or attempt to solicit, entice or persuade any employee of or consultant to the other party to leave the services of such other party.

                  O. Force Majeure. Neither Party shall be held liable for failure to perform any of its obligations hereunder if such failure is (i) due to an Act of God, fire, explosion, accident, flood, landslide, lightning, earthquake, storm, civil disturbance, power failure, strike or other labor disturbance affecting a party other than TS or AOL, act of war (whether war be declared or not), national defense requirement, failure of a non-party telecommunications carrier, failure or disruption of machinery, apparatus or systems; acts, injunction, or restraint of government (whether or not now threatened) and (ii) beyond the reasonable control of such party. For purposes of this Section XII.O, a failure shall not be deemed to be beyond the reasonable control of the party affected if

                                    (i) such failure would not have occurred had
the affected party been performing in accordance with the provisions of this Agreement, including its Performance List, or in accordance with generally accepted industry practice; or

                                    (ii) with  respect to acts,  injunctions  or
restraints of governments, such failure results from the unlawful act or omission of the affected party (other than actions contemplated by the parties in furtherance of this Agreement).

Upon such an occurrence, the party whose performance is affected shall immediately give written notice of the occurrence to the other party, and shall thereafter exert all reasonable efforts to overcome the occurrence and resume performance of this Agreement. If, despite such efforts, the affected party cannot overcome the occurrence and resume performance within 90 days following notification given hereunder, then unless either party has terminated this Agreement in accordance with Section X.C.1(e), the parties shall mutually agree on an equitable resolution. If the parties are unable to reach mutual agreement, the matter shall be submitted for resolution in accordance with Section XI.D.

                                  ARTICLE XIII
                               HOLDINGS GUARANTEE

                  Holdings hereby unconditionally guarantees to AOL (i) the full and prompt payment of all amounts which may become due and owing to AOL from TS pursuant to this Agreement and (ii) the due performance by TS of all of its obligations under this Agreement, (all of the foregoing, collectively, are hereinafter referred to as the "Guaranteed Obligations"). The obligations of Holdings under this Article shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement between AOL and TS, whether now existing or hereafter arising, including, without limitation, this Agreement, nor by any modification, release or other alteration of any of the Guaranteed Obligations or of any security therefor, and the liability of Holdings shall apply to the Guaranteed Obligations as so altered, modified, supplemented, extended or amended. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor (including, without limitation, as a result of the bankruptcy, reorganization or insolvency of the TS, or pursuant to any assignment for the benefit of creditors, receivership, or similar proceeding) shall affect, impair or be a defense to the obligations of Holdings under this Article XIII which are a primary obligations of Holdings, and nothing shall discharge or satisfy the liability of Holdings hereunder except the full payment and performance of the Guaranteed Obligations. This Article XIII shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on their behalf as of the day and year first written above.

AMERICA ONLINE INC.


By
  ------------------------
   Name: David M. Colburn
   Title: Senior Vice-President


TEL-SAVE, INC.


By
  ------------------------
    Name: Daniel Borislow
    Title: Chairman & CEO


TEL-SAVE HOLDINGS, INC.

By
  ------------------------
    Name: Daniel Borislow
    Title: Chairman & CEO

                                                                    CONFIDENTIAL

                                   Schedule A

                                 Services Costs

                                      * * *

                                                                    CONFIDENTIAL


                                   Schedule B

                            Checklist Items Schedule

                                      * * *

                                                                    CONFIDENTIAL


                                   SCHEDULE C


                         Initial Long Distance Services

                           1. Outbound and inbound long distance,  including but
not limited to interlata, intralata, intrastate, international and toll-free services.

                           2.  Calling  cards,  including  but  not  limited  to
domestic and international, credit and debit cards

                           3. Operator  services,  including but not limited to,
collect calling, etc.

                           4. Directory assistance.

                           5. Conference calling.

                           6. Private line and dedicated services.

                           7. Online Billing and paper Billing  Services for all
telecom services.

                                                                    CONFIDENTIAL



                                   Schedule D

                                  Rate Schedule

                                      * * *

                                                                    CONFIDENTIAL


                                   Schedule E

                             Performance Milestones


                                      * * *